CERTIFICATE OF INCORPORATION

                                       OF

                     AMERICAN TISSUE MILLS OF NEW YORK, INC.

                UNDER SECTION 402 OF THE BUSINESS CORPORATION LAW

                   ------------------------------------------

     The undersigned, a natural person of the age of eighteen years or over, desiring to form a corporation pursuant to the provisions of Section 402 of the Business Corporation Law of the State of New York, hereby certifies as follows:

     FIRST: The name of the corporation is:

                     AMERICAN TISSUE MILLS OF NEW YORK, INC.

     SECOND: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law of the State of New York, exclusive of any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

     THIRD: The office of the corporation in the State of New York is to be located in the County of Suffolk.

     FOURTH: The aggregate number of shares which the corporation shall have the authority to issue is:

Two Hundred (200) Shares Without Par Value

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

     FIFTH: The Secretary of State is designated as the agent of the corporation upon whom process against the corporation may be served, and the address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is:

                                   Mandel and Resnick, P.C.
                                   220 East 42nd Street
                                   New York, NY 10017

     IN WITNESS WHEREOF, I have duly executed and subscribed this certificate and do affirm the foregoing as true under the penalties of perjury this seventh of April, 1994.

                                                   /s/ Tracy Ann Mccormick
                                                   -----------------------------
                                                   Tracy Ann Mccormick
                                                   Incorporator
                                                   Corporation Service Company
                                                   4 Central Avenue
                                                   Albany, NY


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


                          CERTIFICATE OF INCORPORATION

                                       OF

                     AMERICAN TISSUE MILLS OF NEW YORK, INC.

                         ------------------------------

                   Section 402 of the Business Corporation Law




FILED
Apr 7 2:35 PM '94


                                                              [STAMP]
                                                            [ILLEGIBLE]




Filer:  Tracy Ann Mccormick
        Corporation Service Company
        4 Central Avenue
        Albany, NY 12210


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


                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                    AMERICAN TISSUE MILLS OF NEW YORK, INC.
               (Under Section 805 of the Business Corporation Law)


     It is hereby certified that:

     FIRST:  The name of the  Corporation is American  Tissue Mills of New York,
Inc.

     SECOND: The Certificate of Incorporation of the Corporation was filed by the Department of State on the 7th day of April 1994.

     THIRD: The amendment of the Certificate of Incorporation effected by this Certificate of Amendment is as follows: to limit the liability of directors of the Corporation.

     FOURTH: To accomplish the foregoing amendment, the following new Article Sixth is hereby added to the Certificate of Incorporation:

          SIXTH: No director shall be personally liable to the Corporation or its shareholders for damages for any breach of duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable (i) if a judgment or other final adjudication adverse to him establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law, (ii) if he personally gained in fact a financial profit or other advantage to which he was not legally entitled, or (iii) if his acts violated section 719 of the New York Business Corporation Law. This provision shall not eliminate or limit the liability of any director for any act or omission prior to the adoption of such provision.

     FIFTH: The foregoing amendment was authorized by the Board of Directors followed by a vote of the holders of all outstanding shares entitled to vote thereon.

Dated:  July 30, 1999


                                                     /s/ Mehdi Gabayzadeh
                                                     ---------------------------
                                                     Mehdi Gabayzadeh, President

State of New York  }
Department of State}

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.


Witness my hand and seal of the Department of State on  Sep 10 1999



                 [SEAL]              /s/ [ILLEGIBLE]

                                     Special Deputy Secretary of State

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                    AMERICAN TISSUE MILLS OF NEW YORK, INC.

                Under Section 805 of the Business Corporation Law



                                                         [STAMP]







FILER:

Mandel and Resnik, P.C.
220 East 42nd Street
New York, NY  10017